UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	February 23, 2009

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
(Exact name of registrant as specified in its chapter)

NEVADA	000-51787	98- 0522960
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

E-4, Floor 3, Haijin Square Taizi Road, Nanshan District, Shenzhen		518067
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		755-2823 1993

_______________N/A______________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

(   ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

(   ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

(   ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d -2(b))

(   ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management.

Section 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Xioling Chen as new Secretary.

Effective February 23, 2009, our Board of Directors appointed Xiaoling Chen to the position of the Secretary. Ms. Chen replaces Locksley Samuels who was formerly secretary of the Company. Ms. Chen also is a director of our company. Ms. Chen serves as Secretary at the direction of our Board of Directors. There is no arrangement or understanding between Ms. Chen and any other person pursuant to which she was or is to be selected as our officer. Please refer to Ms. Chen’s background contained in our Form 10-K for the fiscal year ended December 31, 2008. There is no family relationship between Ms. Chen and any of our directors or executive officers.

There is no material plan, contract or arrangement (whether or not written) to which Mr.. Li is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Ms. Chen or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Since the beginning of our last fiscal year, there have been no transactions or currently proposed transactions between Ms. Chen and our company the amount of which exceeds $120,000. The appointment of Ms. Chen as Secretary will not change her annual salary for 2009 which is $52,800.

Appointment of Yunbin Li as our new Chief Financial Officer.

Effective April 23, 2009, Xiaoling Chen resigned as our Chief Financial Officer, and our Board of Directors appointed Yunbin Li (age 34) to the position of Chief Financial Officer. Mr. Li serves as Chief Financial Officer at the direction of our Board of Directors. There is no arrangement or understanding between Mr. Li and any other person pursuant to which she was or is to be selected as our officer. There is no family relationship between Mr. Li and any of our directors or executive officers.

There is no material plan, contract or arrangement (whether or not written) to which Ms. Chen is a party or in which she participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Li or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Since the beginning of our last fiscal year, there have been no transactions or currently proposed transactions between Mr. Li and our company the amount of which exceeds $120,000. As described below, prior to his appointment as our Chief Financial Officer,

Mr. Li served as our Accounting Manager. The appointment as our Chief Financial Officer will not change Mr. Li’s s annual salary for 2009 which is $48,000.

In 1997, Mr. Li  graduated from Xiamen University. From 1997 to 1999, Mr. Li worked as accountant with Canada Ports International Fashion Co., Ltd.,. From 1999 to 2004, Mr. Li acted as accounting manager with China International Marine Containers (Group) Co., Ltd. Since Jan. 2005, Mr. Li has been our accounting manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

Date :	May 27, 2009	By :	/s/ Yulong Guo
Yulong Guo,
President and CEO

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